                             CONFIDENTIAL TREATMENT

                                                                  EXHIBIT 10.5.1

               SETTLEMENT AGREEMENT, RELEASE AND TOLLING AGREEMENT

         This Settlement Agreement, Release and Tolling Agreement ("the Agreement") is entered into this 16th day of August 1995, by and between Hualon Microelectronics Corporation ("HMC") and SEEQ Technology Incorporated ("SEEQ") and is based upon the following recital of facts.

                                    RECITALS

         WHEREAS, on or about July 16, 1990, SEEQ and HMC entered into a Technology Transfer and Foundry Agreement (the "1990 Foundry Agreement") whereby HMC agreed to serve as a foundry of certain integrated circuits ("ICs") manufactured pursuant to certain SEEQ proprietary processes for the manufacture of electrically erasable programmable read-only memory ("EEPROM") devices and data communication devices; and

         WHEREAS, the parties operated under the 1990 Foundry Agreement for several years, with SEEQ transferring certain technology to HMC and HMC manufacturing certain ICs for SEEQ, and SEEQ purchasing such ICs from HMC and reselling such ICs in Europe and North America; and

[*] INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.

         WHEREAS, disputes have arisen concerning the performance of each party under the 1990 Foundry Agreement, including but not limited to allegations by HMC that SEEQ failed to pay amounts owed to HMC under the 1990 Foundry Agreement and allegations by SEEQ that HMC failed to perform adequately under the 1990 Foundry Agreement; and

         WHEREAS, on or about February 24, 1992, the parties entered into a Co-Development Agreement whereby the parties were to cooperate in the development of technology for the manufacture of certain data communication devices; and

         WHEREAS, disputes have arisen with regard to each party's performance under the Co-Development Agreement, including but not limited to allegations by HMC that SEEQ did not transfer technology to HMC as required in the Co-Development Agreement, and allegations by SEEQ that HMC did not "contribute generally similar efforts" to the co-development of products as required in the Co-Development Agreement; and

         WHEREAS, SEEQ and HMC desire to compromise, settle and resolve, now and forever all claims and disputes between them arising from or related to the 1990 Foundry Agreement and the Co-Development Agreement and terminate all their pending or possible claims and counterclaims regarding those two documents upon the terms and conditions set forth below; and

         WHEREAS, a further dispute has arisen between SEEQ and HMC concerning the existence, validity, enforceability, and performance under a document entitled License, Transfer and Modification Agreement (the "Claimed License Agreement") in which HMC asserts, among other things, that the Claimed License Agreement is valid and enforceable and was breached by SEEQ, and SEEQ asserts, among other things, that the Claimed License Agreement is invalid, void, and unenforceable; and

         WHEREAS, HMC and SEEQ desire at this time not to pursue their respective claims relating to the Claimed License Agreement; and

         WHEREAS, there is currently pending in United States District Court, Northern District of California an action styled SEEQ Technology Inc. v. Hualon Microelectronics Corp., Civ. 94-1075 (SAW) ("The Litigation"), and HMC and SEEQ each desires to compromise and settle certain claims asserted therein and otherwise not pursue certain other claims asserted therein, and to terminate The Litigation; and

         WHEREAS, SEEQ and HMC desire to amend the terms of the 1990 Foundry agreement and the Co-Development Agreement with respect to certain products and processes known as the [*] Products and the [*] Processes, by entering into the 1995 Amendment to Technology Transfer and Foundry Agreement and Co-Development Agreement (the "1995 Foundry Agreement"), attached hereto as Exhibit A.

         The parties hereby stipulate and agree to the terms and conditions set forth below.

                                    AGREEMENT

         1.   NATURE OF AGREEMENT

                  This Agreement constitutes a fully executed settlement instrument, accord and satisfaction, a general and specific dismissal and release of all claims arising from certain disputes referenced above, and a withdrawal of all claims and tolling agreement with respect to certain other disputes referenced above.

         2.       TERMS AND CONDITIONS OF RELEASES

                  2.1.  Consideration

                  In consideration of the dismissal of existing claims, releases, entry into the 1995 Foundry Agreement, entry into a tolling agreement, and other mutual promises by HMC to SEEQ and SEEQ to HMC, SEEQ and HMC hereby agree and stipulate to the following:

                  a. SEEQ shall pay to HMC five hundred thousand dollars ($500,000) in cash, payable in three separate and consecutive monthly installments of two hundred thousand dollars ($200,000), two hundred thousand dollars ($200,000), and one hundred thousand dollars ($100,000), respectively, in that order, the first payment to be made no later than five (5) days after execution of this Agreement, the second no later than thirty-five (35) days after execution, and the third no later than sixty-five (65) days after execution.

                  b. SEEQ shall issue to HMC one hundred thousand (100,000) shares of SEEQ common stock no later than thirty (30) days after execution of this Agreement.

                  c. No later than five (5) business days following the execution of

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



this Agreement, SEEQ and HMC shall each file with the Court a voluntary dismissal with prejudice of all claims each has asserted in The Litigation other than those claims which arise from or relate to the Claimed License Agreement. Specifically, SEEQ shall dismiss with prejudice claims One through Ten and Eighteen through Twenty of its Amended Complaint, and HMC shall dismiss with prejudice claims One through Three and Six through Nine of its Amended Counterclaim. Each party immediately shall serve upon the other party a conformed copy of its dismissal with prejudice after it has been filed with the Court, and, in any event, no later than one (1) business day following the filing.

                  d. No later than five (5) business days following the execution of this Agreement, SEEQ and HMC shall each file with the Court a dismissal without prejudice of all claims each has asserted in The Litigation arising out of or relating to the Claimed License Agreement. Specifically, SEEQ shall dismiss without prejudice claims Eleven through Seventeen (and all incorporated allegations) of its Amended Complaint, and HMC shall dismiss without prejudice claims Four and Five (and all incorporated allegations) of its Amended Counterclaim. Each party immediately shall serve upon the other a conformed copy of its dismissal without prejudice after it has been filed with the Court, and, in no event, no later than one (1) business day following the filing.

                  e. The parties have entered into the 1995 Foundry Agreement whereby HMC agrees to act as a foundry employing the [*] process technology to manufacture, among other things, SEEQ's [*], [*] and [*] data communications products.

                  f. Each of the parties agrees to the general release set forth in paragraph 2.2 of this Agreement, applicable to all claims, whether asserted or not, arising out of the 1990 Foundry Agreement and the Co-Development Agreement.

                  g. Each of the parties agrees to the tolling agreement set forth in paragraph 3 of this Agreement, applicable to all claims, whether asserted or not, arising out of the Claimed License Agreement.

         2.2. Release of all Claims Relating to Foundry Agreement and Co-Development Agreement

                  a. Each of the parties releases and forever discharges the other party and its predecessors, agents, servants, employees, partners, associates, attorneys, successors, firms and each and all of them, of and from any and all claims, obligations, liabilities, guarantees, actions, causes of action, demands under the laws of the State of California, and of any other state of the United States and/or the United States of America and the laws of any other nation, country, territory or jurisdiction, judgments, executions, debts, costs, expenses, attorney fees, damages, taxes, liens, notes, claims, charges and losses, of any kind, nature and character, arising by statute or otherwise, known or unknown, or hereafter becoming known, on account of, growing or arising out of, related to, or resulting from the 1990 Foundry Agreement entered into by the parties

[*] INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.

on or about July 16, 1990 and the Co-Development Agreement entered into by the parties on or about February 24, 1992, or from either party's performance under either of the two above-referenced agreements, and do hereby agree to and acknowledge full and complete compromise and settlement, and complete satisfaction thereof.

                  b. The parties acknowledge that they may hereafter discover facts different from or in addition to those they now know or believe to be true with respect to the claims, demands, causes of action, obligations, damages and liabilities of any nature whatsoever that are the subject of paragraph 2.2.a. and they expressly agree that this Agreement shall be and remain effective in all respects regardless of such additional or different facts. This Agreement is intended to, and SEEQ and HMC each warrants that it will, dispose of all liability of one party to the other, and to each party's heirs and assigns, and to any other person that might now or in the future have a claim against either of the parties as a result of any of the disputes encompassed in the release in paragraph 2.2.a. above, and SEEQ and HMC agree to indemnify and hold each other harmless from any and all liability including all expenses, costs and attorneys' fees incurred by reason of any such claim asserted by such other person(s).

                  c. Section 1542 Waiver. It is further understood and agreed that the parties specifically waive all rights under Section 1542 of the California Civil Code which provides as follows:

                  Section. 1542 Extent of General Release. A general release does not extend the claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                  2.3. Representation and Warranties. Each of the parties represents that it has not assigned or transferred, or purported to assign or transfer to any person, firm or corporation, either voluntarily or involuntarily, any claim, cause of action, or right based on, arising out of, or in connection with any matter, fact, or anything described or referred to in paragraph 2.2.a. of this Agreement and agree to indemnify each other and hold each other harmless from any and all liabilities including all expenses, costs and attorneys' fees incurred by reason of any such assertion of such a claim, cause of action, or right by any person not a party to this Agreement.

         3. TOLLING AGREEMENT AND TERMINATION OF LIMITATION PERIODS FOR CLAIMED LICENSE AGREEMENT CLAIMS

                  3.1.  Tolling Agreement

                  Upon the filing of the dismissals without prejudice provided in paragraph 2.1.d. of this Agreement, each of the parties desires to preserve for the period set forth below the status quo of the claims so dismissed, insofar as timeliness of any litigation is concerned. Therefore, in consideration of the mutual covenants herein, each of the parties hereby agrees and covenants that any and all applicable periods of limitation or equitable defenses of laches relevant to the Tolled Claims (as defined below) shall be tolled and/or extended for the period from the original filing of such Tolled Claims in The Litigation until the date on which Atmel Corporation, or its successors or assigns, is no longer entitled to assert a claim against SEEQ in connection with the transactions under that certain Asset Purchase Agreement between SEEQ and Atmel Corporation dated February 7, 1994, or until [*] (the "Tolling Period"), whichever occurs earlier. This Tolling Period shall not be included or relied upon in any way by either party in computing the running of time under any statute of limitations, or by way of laches, equitable estoppel or other time limitation (whether equitable, statutory, contractual or otherwise) concerning the Tolled Claims. The parties agree and covenant that neither party shall assert any of the Tolled Claims at any time following the Tolling Period. The Tolling Period shall not prevent HMC or SEEQ from asserting claims arising out of or related to the Claimed License Agreement against each other or against third parties in any court of competent jurisdiction prior to the expiration of the Tolling Period. "Tolled Claims" shall mean (i) the claims dismissed without prejudice pursuant to paragraph 2.1.d. of this Agreement asserted by SEEQ and/or HMC in their pleadings filed in The Litigation or (2) any other claim which arises out of or is related to the Claimed License Agreement or surrounding the Claimed License Agreement set forth in the pleadings filed in the above-referenced litigation.

                  3.2      Effect of Agreement Re Statute of Limitations.

                  a. The parties further agree and covenant that neither party shall commence further litigation arising out of or related to any of the Tolled Claims unless and until such party gives the other party thirty days written notice of its intent to commence such litigation. The parties agree to negotiate in good faith during this thirty day period in an effort to resolve the existing dispute relating to the Tolled Claims and


[*] INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.

to avoid litigation. This thirty day period may be altered by written stipulation.

                  b. This Agreement shall not limit or effect any potential claim or defense whether equitable, statutory, contractual or otherwise to the extent such claims or defenses could have been asserted on or before the date of the execution of this Agreement.

                  c. The dismissals without prejudice provided for in paragraph 2.1.d. above shall not be used, relied upon or counted for purposes of Fed. R. Civ. P. 41(a)(1) or (d) in the event of subsequent litigation.

                  d. Subject to the conditions set forth above and the applicable law, nothing herein shall prevent commencement of a subsequent action relating to the Tolled Claims in any court of competent jurisdiction against any person, corporation or entity whose rights, duties, and/or obligations are predicated on the Tolled Claims, or who is otherwise a proper party to such an action.

         4.       AGREEMENT NOT TO BE CONSTRUED AS AN ADMISSION.

                  This Agreement is entered into by the parties hereto for the purpose of compromising and settling the matters in dispute relating to the 1990 Foundry Agreement and Co-Development Agreement, and withdrawing and tolling the Tolled Claims relating to the Claimed License Agreement. It does not constitute, nor shall it be considered to constitute, nor shall it be asserted or used as, nor shall it be admissible as, an admission by any of the parties hereto of the truth or validity of the claims or counterclaims asserted by either party. SEEQ hereby explicitly denies the validity, enforceability, and binding nature of, the Claimed License Agreement, and explicitly denies all claims asserted by HMC arising out of or related thereto. HMC explicitly claims that the Claimed License Agreement is valid and enforceable and explicitly denies all claims by SEEQ related thereto.

         5.       INTERPRETATION.

                  The parties acknowledge and agree that they have been given the opportunity independently to review this Agreement with legal counsel, and/or had the requisite experience and sophistication to understand, interpret and agree to the particular language of the provisions hereof. In the event of an ambiguity in, or dispute regarding the interpretation of same, the interpretation of this Agreement shall not be resolved by any rule of interpretation providing for interpretation against the drafting party. This Agreement shall otherwise be interpreted and construed in accordance with the laws of California and as set forth herein.

         6.       ENTIRE AGREEMENT

                  This Agreement, in conjunction with the 1995 Foundry Agreement, contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter hereof, and any and all prior discussions, negotiations, commitments and understandings related hereto are hereby merged herein. No representations, oral or otherwise, express or implied, other than those contained herein have been made by any party hereto. No other agreements not specifically referred to herein, oral or otherwise, shall be deemed to exist or to bind any of the parties hereto, once this Agreement and the 1995 Foundry Agreement have been executed.

         7.   WAIVER, MODIFICATION AND AMENDMENT.

                  No provisions to this Agreement may be waived unless in writing and signed by all parties hereto. A waiver of any one provision herein shall not be deemed to be a waiver of any other provision herein. This Agreement may be modified or amended only by a written agreement executed by both of the parties hereto.

         8.   CONSTRUCTION AND JURISDICTION.

                  This Agreement shall be construed in accordance with the laws of the State of California. In the event this Agreement must be enforced by a court of law, the parties hereby stipulate to the jurisdiction of the United States District Court, Northern District of California.

         9.       AUTHORITY.

                  The undersigned individuals execute this Agreement on behalf of the parties hereto and represent and warrant that this Agreement shall be binding on the parties hereto. The undersigned individuals further represent and warrant that all necessary approvals and authorizations from each party's Board of Directors has been obtained.

         10.      COUNTERPARTS.

                  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.      EFFECTIVE DATE OF AGREEMENT.

                  This Agreement shall not be effective until signed by all parties.

DATE:  August 16, 1995                       DATE:  August 17, 1995

SEEQ TECHNOLOGY                              HUALON MICROELECTRONICS
INCORPORATED                                 CORPORATION

By  /s/ Phillip J. Salsbury                  By  /s/ Andrew Oung
    ------------------------------               -------------------------
Its  President and CEO                       Its  President and CEO
    ------------------------------               -------------------------

                                                                       EXHIBIT A

                                1995 AMENDMENT TO
                    TECHNOLOGY TRANSFER AND FOUNDRY AGREEMENT
                                       AND
                            CO-DEVELOPMENT AGREEMENT

                  This 1995 Amendment to Technology Transfer and Foundry Agreement and Co-Development Agreement ("Agreement") is entered into as of August 16, 1995 between SEEQ Technology Incorporated ("SEEQ"), a Delaware corporation having a place of business at Fremont, California, and Hualon Microelectronics Corporation, a Taiwanese corporation ("HMC") that has a place of business at Hsinchu, Taiwan. This Agreement shall become effective on the date (the "Effective Date") of execution of the Settlement Agreement, Release and Tolling Agreement dated the date hereof entered into between SEEQ and HMC ("Settlement Agreement").

                                    RECITALS

         A. SEEQ and HMC entered into a Technology Transfer and Foundry Agreement dated as of July 16, 1990 (the "1990 Foundry Agreement") pursuant to which HMC served as a foundry for SEEQ to manufacture certain logic and other ICs.

         B. The Parties entered into a Co-Development Agreement dated February 24, 1992 (Co-Development Agreement.")

         C. SEEQ and HMC have entered into the Settlement Agreement pursuant to which SEEQ and HMC have agreed to settle certain disputes under the 1990 Foundry Agreement and the Co-Development

Agreement.

         D. In connection with the implementation of the Settlement Agreement, the parties desire to amend the terms and conditions of the 1990 Foundry Agreement and the Co-Development Agreement with respect to [*] Products and [*] Processes;

         Accordingly, SEEQ and HMC agree to the following terms and conditions:

         1.       INTRODUCTION

                  1.1 This Agreement amends and modifies the 1990 Foundry Agreement and the Co-Development Agreement. Except as amended hereby, each of said agreements shall each remain in full force and effect. In the event of any inconsistency or other conflict between this Agreement and either or both of the 1990 Foundry Agreement or the Co-Development Agreement, the terms of this Agreement shall prevail, and the other agreement is deemed amended by this Agreement.

                  1.2 Except as otherwise defined herein, capitalized terms shall have the meanings given to them in the 1990 Foundry Agreement.

                  1.3      [*] Poducts means SEEQ's [*], [*] and [*] products.

                  1.4 [*] Process means the [*] CMOS 1.2-micron Process that was delivered by SEEQ to HMC and subsequently modified and developed by HMC and that is now known as [*].

[*] INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.

2.       FOUNDRY SERVICES

                  2.1 Minimum Wafer Foundering. Upon the terms and conditions set forth herein, at SEEQ's request, HMC shall manufacture Articles of [*] Products for delivery to SEEQ. HMC may also, but shall not be obligated to, manufacture wafers for Products Developed by SEEQ in addition to the [*] Products, as determined by the PARTIES. After execution of the Settlement Agreement, HMC shall, upon request from SEEQ, based on a four (4) week month, make wafer starts available to SEEQ at a minimum of (a) [*] 125-millimeter wafers (or equivalents in other size wafers) started during the period from the Effective Date through August 31, 1995, (b) [*] 125-millimeter wafer starts (or equivalents in other size wafers) started per month (at the rate of approximately [*] wafers per week) during the period from September 1, 1995 until the earlier of (i) the end of the term of the 1990 Foundry Agreement, or
(ii) the date in which the [*] Products have been qualified by SEEQ for manufacture on the [*] Stepper, and (c) [*] 125-millimeter wafer starts (or equivalents in other size wafers) started per month (at the rate of approximately [*] wafers per week) during the period following the date on which the [*] Products have been qualified by SEEQ for manufacture on the [*] Stepper.

                  2.2 Pricing. The initial prices per wafer of [*] Products foundered by HMC shall be as set forth in Appendix B to

[*] INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.

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



the 1990 Foundry Agreement, which appendix is modified to read as set forth in Appendix B hereto.

         3.       ROYALTIES

                  Neither HMC nor SEEQ shall be required to pay any royalty to the other with respect to the sale of any of the [*] Products, including any HMC-Improved or SEEQ-Improved version(s) of each such product, as the case may be.

         4.       NOTICES

                  All notices given under the 1990 Foundry Agreement shall be in writing and shall be sufficient if delivered in person or mailed, postage prepaid, registered or certified mail, return receipt requested, or transmission by telecopier with confirmation of receipt, to the PARTIES at the following addresses:

SEEQ:                               SEEQ Technology Incorporated
                                    4200 Bayside Parkway
                                    Fremont, California 94538
                                    Attn: President and Chief Executive Officer
                                    Telecopier: (510) 657-2837

With a copy to:                     Brobeck, Phleger & Harrison
                                    One Market
                                    San Francisco, CA 94105
                                    Attn: Scott D. Lester, Esq.
                                    Telecopier: (415) 442-1010

HMC:                                Hualon Microelectronics Corporation
                                    6th Floor, Kua Hua Life Insurance Building
                                    42 Chung Shan North Road, Station 2
                                    Taipei, Taiwan
                                    Attn: President and CEO
                                    Telecopier: 886-2-531-3241

[*] INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.

With a copy to:                     Hanson, Bridgett, Marcus, Vlahos & Rudy
                                    333 Market Street, Suite 2300
                                    San Francisco, CA 94105
                                    Attn: William J. Bush, Esq.
                                    Telecopier: (415) 541-9366

         5.       YIELD IMPROVEMENT

                  HMC and SEEQ agree that both Parties shall work together immediately following the Effective Date of this Agreement (a) to enable HMC to return probe yields to the levels achieved during 1994 (i.e., in excess of [*] die per wafer for the [*]) and (b) to thereafter continue to work together to further improve yields in the manufacture of the SEEQ Products.

         6.       PAYMENTS FOR FOUNDRIED PRODUCTS

                  SEEQ shall pay for foundried Products, and shall pay for Mask Generation Costs, all in accordance with Appendix B. SEEQ shall pay HMC all amounts due under this Agreement within thirty (30) days after the receipt by SEEQ of an invoice for such charges. HMC reserves the right to modify such payment terms if any amount payable is sixty (60) days past due (unless such amount is being contested in good faith), or if SEEQ has become insolvent or is not able to pay its debts as they become due.

         7.       MINIMUM WAFER PURCHASE REQUIREMENTS

                  The Parties acknowledge that Paragraph 7.2 of the 1990 Foundry Agreement which deals with minimum wafer purchase requirements for SEEQ shall no longer be applicable.

[*] INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.

         IN WITNESS WHEREOF, authorized officers or representatives of the Parties have executed this Agreement on the dates entered below.

SEEQ TECHNOLOGY INCORPORATED              HUALON MICROELECTRONICS CORPORATION

By ___________________________            By _________________________
     ___________________                       _________________
     ___________________                       _________________


Date _________________________            Date _______________________

                                   APPENDIX B

                         [*] FOUNDRY DETAIL AND PRICING

1.       EVALUATION, QUALIFICATION, RISK AND PRICING

         1.1 Initial Pricing Terms. The initial prices for the [*], the [*] and the new [*] design shall be as set forth below:

                  1.1.1 [*] Initial Pricing. Initial pricing for the [*] shall be [*] per wafer.

                  1.1.2 [*] Initial Pricing. Initial pricing for the [*] shall be (i) [*] per sorted die (or [*] per die if sorted at SEEQ) for all die invoiced prior to December 31, 1995, and (ii) [*] per sorted die (or [*] per die if sorted at SEEQ) for all die invoiced after January 1, 1996.

                  1.1.3 [*] Initial Pricing. Initial pricing for SEEQ's new [*] design shall be based on actual sort yields, when available, and negotiated against an effective wafer price target of [*] per wafer.

         1.2 Yield Improvements; Future Price Reductions. The PARTIES agree that they will work diligently and with their respective best efforts to achieve yield improvements in the manufacture of the [*] Products hereunder. HMC agrees that, in consideration for SEEQ's efforts in the attempt to improve such yields, HMC will negotiate in good faith with SEEQ to reduce the prices set forth above (i) for the [*] Product manufactured hereunder so that SEEQ may obtain a share of the benefits of yield improvements in excess of [*] die per wafer, and (ii) for the [*] and [*] Products, the Parties shall share the benefits over the base line yields to be agreed upon once mass production of such Products commences.

         1.3 [*] Stepper. HMC shall take all required actions to bring the [*] Stepper on-line as soon as possible following the Effective Date to enable HMC to manufacture [*] Products utilizing the [*] Stepper and


[*] INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.

                  to enable HMC to achieve increased manufacturing capacity for the [*] Products to be purchased by SEEQ. SEEQ and HMC agree to develop a program immediately following the Effective Date to accomplish this capacity increase. SEEQ agrees to take all necessary actions to assist HMC to accomplish this capacity increase.

         1.4      HMC Engineering Services.

                  1.4.1 HMC agrees to provide the engineering services to build the mask sets and process engineering lots required to update the [*] mask set and to bring the [*] Stepper on-line to achieve increased capacity. The new mask sets are to be used for the manufacture of products for both SEEQ and HMC.

                  1.4.2 HMC agrees to provide the engineering services to build the mask sets and process engineering lots required to bring up the latest revision of the [*] in HMC's manufacturing facility. The new mask sets are to be used for the manufacture of products for both SEEQ and HMC.

                  1.4.3 HMC agrees to provide the engineering services to build the mask sets and process engineering lots required to bring up the new [*] design in HMC's manufacturing facility. The new mask sets are to be used for the manufacture of products for both SEEQ and HMC.

         1.5 Database Update. SEEQ shall update the [*] and [*] databases for use by HMC in accordance with its contractual rights. Such updates shall incorporate any present or future design improvements completed by SEEQ during the term of this Agreement and shall accommodate the use of the [*] Stepper, if technically feasible.

         1.6 The [*]. SEEQ shall also provide to HMC the initial database of the [*] Product, once it has been developed, and shall provide database updates for the [*] Product during the term of this Agreement. HMC shall not sell the [*] Product outside of the Permitted Territories prior to the end of the term of the 1990

[*] INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.

                  Foundry Agreement, provided, however, that prior to the end of such term HMC may sell the [*] Product to its sakes agent or representative who may not be located within the Permitted Territories if such sale is solely for resale in the Permitted Territories.

         1.7 NRE Payments. SEEQ shall pay Non-recurring Engineering ("NRE") charges as follows:

                  1.7.1 SEEQ shall pay to HMC all NRE charges incurred to establish [*] manufacturing in HMC's Facility, and shall pay such charges within thirty (30) days after receipt of an invoice therefor, as follows:

                           (a) SEEQ shall pay to HMC [*] upon delivery to HMC of a completed mask set by the mask vendor;

                           (b) SEEQ shall pay to HMC [*] upon delivery by HMC to SEEQ of eight (8) or more wafers from the first engineering lot under this Agreement;

                           (c) SEEQ shall pay to HMC [*] upon delivery by HMC to SEEQ of eight (8) or more wafers from the second engineering lot under this Agreement.

                  1.7.2 SEEQ shall pay to HMC all NRE charges incurred to transfer the [*] product for manufacturing in HMC's Facility, and shall pay such charges within thirty
                           (30) days after receipt of an invoice therefor, as follows:

                           (a) SEEQ shall pay to HMC [*] upon delivery to HMC of a completed mask set by the mask vendor;

                           (b) SEEQ shall pay to HMC [*] upon delivery by HMC to SEEQ of eight (8) or more wafers from the first engineering lot under this Agreement;

                           (c)      SEEQ shall pay to HMC [*] upon delivery

[*] INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.

                                    by HMC to SEEQ of eight (8) or more wafers from the second engineering lot under this Agreement.

                  1.7.3 SEEQ shall pay to HMC all NRE charges incurred to transfer and for start-up of the [*] product for manufacturing in HMC's Facility, and shall pay such charges within thirty (30) days after receipt of an invoice therefor, as follows:

                           (a) SEEQ shall pay to HMC [*] upon delivery to HMC of a completed mask set by the mask vendor;

                           (b) SEEQ shall pay to HMC [*] upon delivery by HMC to SEEQ of eight (8) or more wafers from the first engineering lot under this Agreement;

                           (c) SEEQ shall pay to HMC [*] upon delivery by HMC to SEEQ of eight (8) or more wafers from the second engineering lot under this Agreement.

                  1.7.4 It is the intent of SEEQ and HMC that all NRE work to be performed under this Agreement will be completed by December 31, 1995, and that all NRE charges to be paid by SEEQ under this Agreement will be paid by December 31, 1995.

         1.8      Other Matters.

                  1.8.1 HMC acknowledges that SEEQ expects that the [*] Process will be rapidly brought into control and will yield consistently at wafer sort. HMC agrees to use its best efforts, and SEEQ agrees to cooperate with HMC, to ensure this is achieved.

                  1.8.2 Wafer acceptance is to be subject to normal e-test, visual and workmanship criteria. The PARTIES shall cooperate to determine these matters.

                  1.8.3    Scrap criteria and RMA policy on misprocessed


[*] INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.

                           wafers must be competitive. The PARTIES shall cooperate to determine these matters.

         1.9      E-Sort.

                  1.9.1 E-sort will be done either at SEEQ's facility in Fremont, or at HMC's facility in Taiwan, and each PARTY will have auditing rights for the E-sort facility of the other PARTY during normal working hours and with reasonable notice. Proposed changes of software or hardware will follow the same procedure as fab process changes.

                  1.9.2 All E-sort documentation will be maintained for 24 months. Each week, the E-sort area will provide the following information to both PARTIES:

                           - wafers received by lot number, product and date received

                           -        wafers E-sorted by lot number and date
                                    E-sorted

                           -        die yield by lot number and product

                           - wafers waiting to be E-sorted by lot number and product.

                  1.9.3 At HMC's option, E-sort can be transferred to a SEEQ-qualified HMC facility. Any change in die price for HMC's E-sort will be determined by the PARTIES.